Exhibit 99.3 - Joint Filers' Signatures



CENTERBRIDGE GP INVESTORS, LLC



By:  /s/ Jeffrey H. Aronson
     -------------------------------------
      Name:   Jeffrey H. Aronson
      Title:  Managing Member


By:  /s/ Jeffrey H. Aronson
     -------------------------------------
      Name:   Jeffrey H. Aronson
      Title:  Managing Member


By:  /s/ Mark T. Gallogly
     -------------------------------------
      Name:   Mark T. Gallogly
      Title:  Managing Member